UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 16, 2008

Prudential Bancorp, Inc. of Pennsylvania
(Exact name of registrant as specified in its charter)

Pennsylvania	000-51214	68-0593604
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1834 Oregon Avenue, Philadelphia, Pennsylvania		19145
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(215) 755-1500

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item   8.01 Other Events

On June 20, 2008, Prudential Bancorp, Inc. of Pennsylvania, Inc. (the “Company”) announced that it redeemed its shares held in the AMF Ultra-Short Mortgage mutual fund as of June 16, 2008.  In connection with such redemption, it will recognize an additional impairment charge for the quarter ending June 30, 2008 expected to amount to approximately $2.3 million (after-tax). The Company previously disclosed that during the quarter ended March 31, 2008 it had determined that the decline in the fair value of this fund was other than temporary, resulting in the recognition of an after-tax impairment charge of $985,000 for such quarter. Under the terms of the mutual fund, the redemption was required to be redemption in kind. The Company has received $250,000 in cash and will receive the remainder of the value of its shares in the mutual fund in form of its representative interest in the securities in the fund. The additional impairment charge is expected to be partially offset by operating earnings for the quarter ending June 30, 2008. For additional information regarding the Company's impairment charge and withdrawal from the mutual fund, see the Company's press release attached hereto as Exhibit 99.1, which is incorporated herein by reference thereto.

Item         9.01      Financial Statements and Exhibits

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           The following exhibit is included with this Report:

Exhibit No.	Description
99.1	Press release dated June 20, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA

	By:	/s/ Joseph R. Corrato
		Name:	Joseph R. Corrato
		Title:	Executive Vice President and Chief Financial Officer

Date: June 20, 2008

                                         EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated June 20, 2008